FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com
Wright Medical Group, Inc. Reports 2012 Fourth Quarter and Full-Year Financial Results and Provides 2013 Guidance

Significant Progress Made in 2012 to Transform Business and Maximize Foot and Ankle Opportunity

Fourth Quarter Global Foot and Ankle Net Sales Increase 20% As Reported and 20% Constant Currency

Full-Year 2012 Net Cash Flow from Operating Activities of $68.8 Million and Free Cash Flow of $49.5 Million

ARLINGTON, Tenn. - February 21, 2013 - Wright Medical Group, Inc. (NASDAQ: WMGI) reported financial results for its fourth quarter ended December 31, 2012 and provided 2013 guidance.

Net sales totaled $123.5 million during the fourth quarter ended December 31, 2012, representing a 3% decrease as reported and a 2% decrease on a constant currency basis compared to the fourth quarter of 2011. During the fourth quarter of 2012, as anticipated, global sales were negatively affected by U.S. OrthoRecon customer losses and price decreases in Japan that were effective in the second quarter of 2012, partially offset by strong growth in the global foot and ankle business.

Robert Palmisano, president and chief executive officer, commented, “Our performance in the fourth quarter reflects continued strong implementation of the transformational changes to our business. Notably, the fourth consecutive quarter of accelerating global foot and ankle growth underscores the positive progress that we continue to make in our foot and ankle business by leveraging our large, direct sales organization, introducing new products, driving productivity gains and increasing our medical education programs. We also generated strong free cash flow in 2012, which was more than triple the amount generated in the prior year.”

Palmisano commented further, “We remain optimistic about the longer term outlook for our OrthoRecon business and will continue to focus on driving significant improvements in customer satisfaction and ensuring an R&D product pipeline that meets current and future customer needs. With this focus, our team is confident that we will be able to work towards building a growing global OrthoRecon business that delivers exceptional levels of customer service, market rates of growth and significant cash contribution.”

Net income for the fourth quarter of 2012 totaled $5.4 million or $0.14 per diluted share, compared to net income of $1.2 million or $0.03 per diluted share in the fourth quarter of 2011.

Net income for the fourth quarter of 2012 included the after-tax effects of $2.5 million of non-cash stock-based compensation expense, $1.7 million of charges associated with distributor conversions and non-competes, $2.1 million of non-cash interest expense related to the 2017 Convertible Notes, an unrealized loss of $3.5 million related to mark-to-market adjustments on derivatives, $1.8 million of due diligence and transaction costs, a $2.4 million increase to management's estimate of the Company's probable insurance recovery for previously recognized costs associated with product liability claims, and a $15 million gain on the sale of intellectual property. Net income for the fourth quarter of 2011 included the after-tax effects of $2.8 million of charges associated with the 2011 cost restructuring plan, $3.4 million of expenses associated with the Company's DPA, and $2.4 million of non-cash stock-based compensation expense.

The Company's fourth quarter 2012 net income, as adjusted for the above items, decreased to $1.8 million in 2012 from $6.7 million in 2011, while diluted earnings per share, as adjusted, decreased to $0.05 in the fourth quarter of 2012 from $0.17 in the fourth quarter of 2011. Including stock-based expense, diluted earnings per share, as adjusted, totaled $0.01 in the fourth quarter of 2012. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $333.0 million as of the end of the fourth quarter of 2012, an increase of $161.3 million compared to the end of the fourth quarter of 2011. Net cash flow from operating activities was $11.1 million, which combined with capital expenditures of $6.0 million, resulted in free cash flow of $5.0 million in the fourth quarter of 2012 compared to free cash flow of $0.9 million in the fourth quarter of 2011.

Palmisano concluded, “During 2013, we will continue to make investments to accelerate foot and ankle growth and sales productivity, build a growing global OrthoRecon business and deliver sustained, strong cash flow. We also look forward to closing the transaction with BioMimetic and adding BioMimetic's breakthrough biologics platform and pipeline to our Extremities business. We believe this will significantly accelerate the positive transformation of our business as well as our strategy of building a world-class biologics platform and growing our foot and ankle business at well above market growth rates. Our team is confident that the right organizational alignment and strategic programs are in place to position us for future success and drive growth and shareholder value.”

Outlook

Excluding the impact of the proposed transaction with BioMimetic Therapeutics, Inc. that was previously announced on November 19, 2012, the Company anticipates full-year 2013 net sales to be in the range of $485 million to $495 million. This range includes a negative impact from currency of approximately 2 percent as compared to 2012.

The Company anticipates as-adjusted earnings per share, including stock-based compensation, to be in the range of $0.00 to $0.06 per diluted share, based on approximately 40.0 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.19 per diluted share for the full-year 2013. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct, possible future acquisitions, other material future business developments, the U.S. government inquiry relating to the PROFEMUR® hip products, non-cash interest expense associated with the 2017 Convertible Notes, and non-cash mark-to-market derivative adjustments.

The Company anticipates 2013 free cash flow to be in the range of $35 million to $40 million.

If the proposed transaction with BioMimetic closes as anticipated by the end of the first quarter of 2013, the Company anticipates no change to its full-year 2013 net sales range of $485 million to $495 million. This transaction is anticipated to negatively impact earnings per share in the range of $0.32 to $0.34 per diluted share, resulting in anticipated full-year 2013 loss per share including stock-based compensation for the combined company of $(0.26) to $(0.34) per diluted share, based on approximately 45.8 million shares outstanding, and free cash flow in the range of $0 million to $5 million.

The Company's anticipated ranges for net sales, adjusted earnings per share, non-cash stock-based compensation charges and free cash flow are forward-looking statements, as are any other statements which anticipate or aspire to future performance against key metrics. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 800-659-1966 (U.S.) / 617-614-2711 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing until February 28, 2013. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 37790344. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company that specializes in the design, manufacture and marketing of devices and biologics for extremity, hip and knee reconstruction and is the recognized leader of surgical solutions for the foot and ankle market. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, losses associated with the termination of derivative instruments, write-off of unamortized deferred financing costs, restructuring charges, gains or losses on the sale of assets, transaction costs, changes in estimates of the Company's total probable insurance recovery for costs associated with product liability claims, IRS audit liabilities, costs related to settlement of certain employment matters and the hiring of a new CEO, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. In addition to those described below, forward looking statements contained in this press release include, without limitation, statements concerning the timing and expected benefits of the previously announced merger agreement with BioMimetic Therapeutics, Inc., including statements about the possibility of FDA approval of Augment Bone Graft, statements regarding market acceptance of, and expected annual market demand for Augment Bone Graft, and statements regarding the expected impact of the transaction on Wright's adjusted EBITDA and other financial results. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. In addition to those described above, risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: the failure of BioMimetic stockholders to adopt the merger agreement or the failure of either Wright or BioMimetic to meet any of the other conditions to the closing of the transaction, the failure to realize the anticipated benefits from the transaction or delay in realization thereof, future actions of the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers, and on our ability to deliver timely and effective medical education, clinical studies, and new products.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
This press release may be deemed to be solicitation material regarding the proposed business combination of Wright and BioMimetic. In connection with the proposed transaction, Wright has filed with the SEC a registration statement on Form S-4, which includes a proxy statement/prospectus and other relevant materials in connection with the proposed transaction, and each of Wright and BioMimetic intend to file with the SEC other documents regarding the proposed transaction. The proxy statement/prospectus and this press release are not offers to sell Wright securities and are not soliciting an offer to buy Wright securities in any state where the offer and sale is not permitted. The final proxy statement/prospectus will be mailed to the stockholders of BioMimetic. INVESTORS AND SECURITY HOLDERS OF BIOMIMETIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WRIGHT AND BIOMIMETIC AND THE PROPOSED TRANSACTION.
The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Wright by directing a written request to Wright Medical Group, Inc, 5677 Airline Road, Arlington, TN 38002, Attention: Investor Relations, and by BioMimetic by directing a written request to BioMimetic Therapeutics, Inc., 389 Nichol Mill Lane, Franklin, TN 37067, Attention: Investor Relations.
BioMimetic and its respective executive officers and directors and other persons, including Wright and its respective executive officers and directors, may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information about the executive officers and directors of BioMimetic and their ownership of BioMimetic common stock is set forth in its annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 13, 2012 and the proxy statement for BioMimetic's 2012 annual meeting of stockholders, filed with the SEC on April 27, 2012. Information about the executive officers and directors of Wright Medical Group is set forth in its annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012 and the proxy statement for Wright Medical Group's 2012 annual meeting of stockholders, filed with the SEC on March 27, 2012. Certain directors and executive officers of BioMimetic and other persons may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the transaction. If and to the extent that any of the BioMimetic participants will receive any additional benefits in connection with the transaction, the details of those benefits will be described in the proxy statement/prospectus relating to the transaction. Investors and security holders may obtain additional information regarding the direct and indirect interests of BioMimetic and its executive officers and directors in the transaction.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales	$123,477	$126,872	$483,776	$512,947
Cost of sales	39,649	40,449	149,978	156,906
Cost of sales - restructuring	—	571	435	2,471
Gross profit	83,828	85,852	333,363	353,570
Operating expenses:
Selling, general and administrative	74,200	72,361	290,261	301,588
Research and development	7,456	6,331	27,033	30,114
Amortization of intangible assets	1,949	782	5,772	2,870
Gain on sale of intellectual property	(15,000)	—	(15,000)	—
Restructuring charges	—	2,273	1,153	14,405
Total operating expenses	68,605	81,747	309,219	348,977
Operating income	15,223	4,105	24,144	4,593
Interest expense, net	3,920	1,755	10,188	6,529
Other (income) expense, net	3,360	(56)	5,395	4,719
Income (loss) before income taxes	7,943	2,406	8,561	(6,655)
Provision (benefit) for income taxes	2,591	1,243	3,277	(1,512)
Net income (loss)	$5,352	$1,163	$5,284	$(5,143)
Net income (loss) per share, basic	$0.14	$0.03	$0.14	$(0.13)
Net income (loss) income per share, diluted	$0.14	$0.03	$0.14	$(0.13)
Weighted-average number of shares outstanding-basic	38,959	38,430	38,769	38,279
Weighted-average number of shares outstanding-diluted	39,342	38,673	39,086	38,279

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2012	December 31, 2011	% change	December 31, 2012	December 31, 2011	% change
Geographic
Domestic	$70,657	$73,265	(3.6%)	$275,686	$295,943	(6.8%)
International	52,820	53,607	(1.5%)	208,090	217,004	(4.1%)
Total net sales	$123,477	$126,872	(2.7%)	$483,776	$512,947	(5.7%)

	Three Months Ended			Twelve Months Ended
	December 31, 2012	December 31, 2011	% change	December 31, 2012	December 31, 2011	% change
OrthoRecon
Hips	$35,929	$42,715	(15.9%)	$150,550	$173,201	(13.1%)
Knees	27,968	30,559	(8.5%)	114,896	123,988	(7.3%)
Other	1,200	923	30.0%	4,225	5,005	(15.6%)
Total OrthoRecon	65,097	74,197	(12.3%)	269,671	302,194	(10.8%)

Extremities
Foot and Ankle	35,360	29,524	19.8%	122,897	107,734	14.1%
Upper Extremity	5,876	6,553	(10.3%)	24,977	27,742	(10.0%)
Biologics	15,240	15,563	(2.1%)	60,495	69,409	(12.8%)
Other	1,904	1,035	84.0%	5,736	5,868	(2.2%)
Total Extremities	58,380	52,675	10.8%	214,105	210,753	1.6%

Total Sales	$123,477	$126,872	(2.7%)	$483,776	$512,947	(5.7%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Fourth Quarter 2012 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
OrthoRecon
Hips	(17%)	(13%)	(15%)	(14%)	(16%)
Knees	(17%)	4%	2%	(8%)	(8%)
Other	154%	11%	10%	30%	30%
Total OrthoRecon	(17%)	(7%)	(9%)	(11%)	(12%)

Extremities
Foot and Ankle	16%	37%	36%	20%	20%
Upper Extremity	(17%)	10%	8%	(10%)	(10%)
Biologics	(8%)	21%	22%	(2%)	(2%)
Other	100%	76%	76%	84%	84%
Total Extremities	6%	30%	30%	11%	11%

Total Sales	(4%)	0%	(1%)	(2%)	(3%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	2012 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
OrthoRecon
Hips	(18%)	(8%)	(10%)	(12%)	(13%)
Knees	(13%)	2%	0%	(6%)	(7%)
Other	(13%)	(14%)	(16%)	(14%)	(16%)
Total OrthoRecon	(15%)	(5%)	(7%)	(9%)	(11%)

Extremities
Foot and Ankle	12%	26%	22%	15%	14%
Upper Extremity	(13%)	(1%)	(3%)	(9%)	(10%)
Biologics	(16%)	1%	0%	(13%)	(13%)
Other	12%	(6%)	(9%)	0%	(2%)
Total Extremities	0%	11%	8%	2%	2%

Total Sales	(7%)	(2%)	(4%)	(5%)	(6%)

	Sales as a % of Total Sales
	Three Months Ended December 31, 2012			Twelve Months Ended December 31, 2012
	Domestic	International	Total	Domestic	International	Total
OrthoRecon
Hips	10%	19%	29%	10%	21%	31%
Knees	11%	12%	23%	12%	12%	24%
Other	0%	1%	1%	0%	1%	1%
Total OrthoRecon	21%	32%	53%	23%	33%	56%

Extremities
Foot and Ankle	23%	6%	29%	21%	5%	25%
Upper Extremity	3%	2%	5%	4%	2%	5%
Biologics	9%	3%	12%	10%	3%	13%
Other	1%	1%	2%	0%	1%	1%
Total Extremities	36%	11%	47%	34%	10%	44%

Total Sales	57%	43%	100%	57%	43%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012		December 31, 2012
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$52,820	$123,477	$208,090	$483,776
Currency impact as compared to prior period	1,030	1,030	5,346	5,346
Net sales, excluding the impact of foreign currency	$53,850	$124,507	$213,436	$489,122

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating Income
Operating income, as reported	$15,223	$4,105	$24,144	$4,593
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	347	349	1,401	1,412
Cost of sales - restructuring	—	571	435	2,471
Employment matters (1)	—	—	—	99
Inventory step-up amortization	16	32	158	32
Total	363	952	1,994	4,014
Reconciling items impacting Selling, General and Administrative expense:
Non-cash, stock-based compensation	2,018	1,945	8,898	7,028
U.S. governmental inquiries/DPA related	(54)	3,379	6,593	12,920
Distributor conversions	403	—	1,027	—
Due diligence and transactions costs	1,798	—	1,798	—
Employment matters (1)	—	—	—	1,783
Product liability insurance recovery	(2,432)	—	(2,432)	—
Product liability provision	—	—	—	13,199
Total	1,733	5,324	15,884	34,930
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	1,290	—	3,029	—
Reconciling items impacting Research and Development expense:
Non-cash, stock-based compensation	141	126	675	668
Employment matters (1)	—	—	—	135
Total	141	126	675	803
Other Reconciling Items:
Gain on sale of intellectual property	(15,000)	—	(15,000)	—
Restructuring charges	—	2,273	1,153	14,405
Operating income, as adjusted	$3,750	$12,780	$31,879	$58,745
Operating income, as adjusted, as a percentage of net sales	3.0%	10.1%	6.6%	11.5%

_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012		December 31, 2011
Net Income
Income (loss) before taxes, as reported	$7,943	$2,406	$8,561		$(6,655)
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	2,507	2,420	10,974		9,108
U.S. governmental inquiries/DPA related	(54)	3,379	6,593		12,920
Restructuring charges	—	2,844	1,588		16,876
Inventory step-up amortization	16	32	158		32
Distributor conversion and non-competes	1,693	—	4,055		—
Loss on interest rate swap termination	—	—	1,769		—
Non-cash interest expense on 2017 Convertible Notes	2,086	—	2,773		—
Derivatives mark-to-market adjustment	3,472	—	1,142		—
Due diligence and transactions costs	1,798	—	1,798		—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	—	2,721		—
Employment matters (1)	—	—	—		2,017
Product liability insurance recovery	(2,432)	—	(2,432)		—
Product liability provision	—	—	—		13,199
Gain on sale of intellectual property	(15,000)	—	(15,000)		—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—	—	4,099
Income before taxes, as adjusted	2,029	11,081	24,700		51,596

Provision (benefit) for income taxes, as reported	$2,591	$1,243	$3,277		$(1,512)
Non-cash, stock-based compensation	1,078	853	3,767		2,946
U.S. governmental inquiries/DPA related	85	1,754	2,380		5,125
Restructuring charges	—	1,591	620		6,165
Inventory step-up amortization	1	12	57		12
Distributor conversion and non-competes	661	—	1,456		—
Loss on interest rate swap termination	—	—	691		—
Non-cash interest expense on 2017 Convertible Notes	727	—	996		—
Derivatives mark-to-market adjustment	1,310	—	420		—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	—	1,063		—
Employment matters (1)	—	—	—		720
Product liability insurance recovery	(853)	—	(853)		—
Product liability provision	—	—	—		4,740
Gain on sale of intellectual property	(5,387)	—	(5,387)		—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—		1,599
IRS audit liability	—	(1,041)	—		(1,041)
Provision for income taxes, as adjusted	$213	$4,412	$8,487		$18,754
Effective tax rate, as adjusted	10.5%	39.8%	34.4%		36.3%
Net income, as adjusted	$1,816	$6,669	$16,213		$32,842
____________________________
(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	December 31, 2012		December 31, 2011
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$5,352	$1,816	$1,163	$6,669
Interest expense on convertible notes	N/A	N/A	N/A	137
Diluted net income	$5,352	$1,816	$1,163	$6,806

Basic shares	38,959	38,959	38,430	38,430
Dilutive effect of stock options and restricted shares	383	383	243	243
Dilutive effect of convertible notes	N/A	N/A	N/A	891
Diluted shares	39,342	39,342	38,673	39,564

Net income per share, diluted	$0.14	$0.05	$0.03	$0.17

	Twelve Months Ended		Twelve Months Ended
	December 31, 2012		December 31, 2011
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income (loss)	$5,284	$16,213	$(5,143)	$32,842
Interest expense on convertible notes	N/A	N/A	N/A	1,203
Diluted net income	$5,284	$16,213	$(5,143)	$34,045

Basic shares	38,769	38,769	38,279	38,279
Dilutive effect of stock options and restricted shares	317	317	N/A	136
Dilutive effect of convertible notes	N/A	N/A	N/A	1,909
Diluted shares	39,086	39,086	38,279	40,324

Net income per share, diluted	$0.14	$0.41	$(0.13)	$0.84

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net Income per Diluted Share
Net income (loss), as reported, per diluted share	$0.14	$0.03	$0.14	$(0.13)
Interest expense on convertible notes	N/A	0.00	N/A	0.03
Effect of convertible notes on diluted shares	N/A	(0.00)	N/A	0.01
Non-cash, stock-based compensation	0.04	0.04	0.18	0.15
U.S. governmental inquiries/DPA related	0.00	0.04	0.11	0.19
Restructuring charges	—	0.03	0.02	0.27
Inventory step-up amortization	0.00	0.00	0.00	0.00
Distributor conversion and non-competes	0.03	—	0.07	—
Loss on interest rate swap termination	—	—	0.03	—
Non-cash interest expense on 2017 Convertible Notes	0.03	—	0.05	—
Derivatives mark-to-market adjustment	0.05	—	0.02	—
Due diligence and transactions costs	0.05	—	0.05	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	—	0.04	—
Employment matters (1)	—	—	—	0.03
Product liability insurance recovery	(0.04)	—	(0.04)	—
Product liability provision	—	—	—	0.21
Gain on sale of intellectual property	(0.24)	—	(0.25)	—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—	0.06
IRS audit liability	—	0.03	—	0.03
Net income, as adjusted, per diluted share (2)	$0.05	$0.17	$0.41	$0.84
_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.
(2) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net cash provided by operating activities	11,070	12,655	68,822	61,441
Capital expenditures	(6,032)	(11,759)	(19,323)	(46,957)
Free cash flow	5,038	896	49,499	14,484

Wright Medical Group, Inc.
Segment Income Statement
(In thousands, except share data)
(unaudited)

	Three months ended December 31, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$65,097	$58,380	$—	$—	$123,477
Cost of sales	26,136	13,150	—	363	39,649
Gross profit	38,961	45,230	—	(363)	83,828

Operating expenses:
Selling, general and administrative	30,937	27,369	14,161	1,733	74,200
Research and development	3,769	3,546	—	141	7,456
Amortization of intangible assets	58	601	—	1,290	1,949
Gain on sale of intellectual property	—	—	—	(15,000)	(15,000)
Restructuring charges	—	—	—	—	—
Total operating expenses	34,764	31,516	14,161	(11,836)	68,605

Operating income (loss)	$4,197	$13,714	$(14,161)	$11,473	$15,223

Operating income (loss) as a percent of net sales	6.4%	23.5%	N/A	N/A	12.3%

	Three months ended December 31, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$5,522	$2,892	$679	$—	$9,093
Amortization expense	58	601	—	1,290	1,949
Capital expenditures	1,297	1,142	3,593	—	6,032
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Income Statement
(continued)

	Three months ended December 31, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$74,197	$52,675	$—	$—	$126,872
Cost of sales	26,625	13,443	—	952	41,020
Gross profit	47,572	39,232	—	(952)	85,852

Operating expenses:
Selling, general and administrative	32,075	22,443	12,519	5,324	72,361
Research and development	2,088	4,117	—	126	6,331
Amortization of intangible assets	134	648	—	—	782
Restructuring charges	—	—	—	2,273	2,273
Total operating expenses	34,297	27,208	12,519	7,723	81,747

Operating income (loss)	$13,275	$12,024	$(12,519)	$(8,675)	$4,105

Operating income (loss) as a percent of net sales	17.9%	22.8%	N/A	N/A	3.2%

	Three months ended December 31, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$6,468	$2,913	$1,632	$—	$11,013
Amortization expense	134	648	—	—	782
Capital expenditures	5,023	3,101	3,635	—	11,759
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Income Statement
(continued)

	Twelve months ended December 31, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$269,671	$214,105	$—	$—	$483,776
Cost of sales	101,044	47,375	—	1,994	150,413
Gross profit	168,627	166,730	—	(1,994)	333,363

Operating expenses:
Selling, general and administrative	121,945	101,303	51,129	15,884	290,261
Research and development	12,821	13,537	—	675	27,033
Amortization of intangible assets	334	2,409	—	3,029	5,772
Gain on sale of intellectual property	—	—	—	(15,000)	(15,000)
Restructuring charges	—	—	—	1,153	1,153
Total operating expenses	135,100	117,249	51,129	5,741	309,219

Operating income (loss)	$33,527	$49,481	$(51,129)	$(7,735)	$24,144

Operating income as a percent of net sales	12.4%	23.1%	N/A	N/A	5.0%

	Twelve months ended December 31, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$23,928	$11,386	$2,961	$—	$38,275
Amortization expense	334	2,409	—	3,029	5,772
Capital expenditures	5,582	7,056	6,685	—	19,323

______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Income Statement
(continued)

	Twelve months ended December 31, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$302,194	$210,753	$—	$—	$512,947
Cost of sales	99,467	55,896	—	4,014	159,377
Gross profit	202,727	154,857	—	(4,014)	353,570

Operating expenses:
Selling, general and administrative	127,030	90,489	49,139	34,930	301,588
Research and development	14,344	14,967	—	803	30,114
Amortization of intangible assets	458	2,412	—	—	2,870
Restructuring charges	—	—	—	14,405	14,405
Total operating expenses	141,832	107,868	49,139	50,138	348,977

Operating income (loss)	$60,895	$46,989	$(49,139)	$(54,152)	$4,593

Operating income as a percent of net sales	20.2%	22.3%	N/A	N/A	0.9%

	Twelve months ended December 31, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$26,070	$10,876	$3,281	$—	$40,227
Amortization expense	458	2,412	—	—	2,870
Capital expenditures	19,031	12,926	15,000	—	46,957
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$320,360	$153,642
Marketable securities	12,646	13,597
Accounts receivable, net	98,636	98,995
Inventories	144,250	164,600
Prepaid expenses and other current assets	76,253	69,699
Total current assets	652,145	500,533

Property, plant and equipment, net	138,242	160,284
Goodwill and intangible assets, net	79,360	75,651
Marketable securities	—	4,502
Other assets	83,706	13,610
Total assets	$953,453	$754,580

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,342	$11,651
Accrued expenses and other current liabilities	65,304	55,831
Current portion of long-term obligations	786	8,508
Total current liabilities	76,432	75,990
Long-term obligations	258,504	166,792
Other liabilities	95,076	43,334
Total liabilities	430,012	286,116

Stockholders' equity	523,441	468,464
Total liabilities and stockholders' equity	$953,453	$754,580